Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS PROVIDES PRELIMINARY UPDATE ON NET NEW HOME ORDERS

IN ADVANCE OF MILKEN INSTITUTE GLOBAL CONFERENCE

DENVER, COLORADO, Tuesday April 29, 2014. M.D.C. Holdings, Inc. (NYSE: MDC) today announced preliminary net new home order results for the quarter ended March 31, 2014.

Today, April 29, 2014, Larry Mizel, MDC’s Chairman and Chief Executive Officer, will participate on a panel during the Milken Institute Global Conference. MDC is providing preliminary information on net new home orders for the 2014 first quarter in advance of Mr. Mizel’s participation on the panel.

For the quarter ended March 31, 2014, the dollar value of MDC’s net new home orders increased 6% to $466.0 million from $441.2 million for the quarter ended March 31, 2013, primarily as a result of the Company’s ability to increase pricing during much of 2013. Unit net new home orders declined 5% to 1,236 for the 2014 first quarter from 1,300 in the prior year period. However, order trends improved significantly throughout the quarter, culminating with the Company achieving its highest level of March net new home orders in six years.

As previously announced, MDC will release its 2014 first quarter earnings before market open on Thursday, May 1, 2014 and host a teleconference the same day at 12:30 pm ET.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 175,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville, Orlando, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-K for the year ended December 31, 2013. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin Vice President of Finance and Corporate Controller (720) 977-3431 bob.martin@mdch.com